Exhibit 99.4
Second Amendment to the Master Agreement

This is a Second Amendment (the “Second Amendment”) to that certain Master Agreement dated the 12th day of April, 2012 (the "Effective Date") and the First Amendment to Master Agreement (collectively the “Agreement”), both of which are executed by and among R&S Dionisio Real Estate and Equipment, LLC, a Colorado limited liability company (“R&S”), Dionisio Produce & Farms, LLC, a Colorado limited liability company (“DPF”) and Russell L. Dionisio (“Dionisio”) on the one hand and hereinafter referred to collectively as “Seller” and Two Rivers Farms, LLC, a Colorado limited liability company (hereinafter “Buyer” or “TRF”), a wholly-owned entity of Two Rivers Water Company, a Colorado corporation (“TRWC”), on the other hand.

 Seller and Buyer are individually referred to hereinafter as a “Party” and collectively as the “Parties.”  Capitalized terms used herein if not separately defined in this Second Amendment shall have the meanings set forth in the Agreement.  To the extent of any inconsistencies between the terms of this Second Amendment and the Agreement, the terms of this Second Amendment shall control.

Recital

Buyer anticipates obtaining financing for the First Phase of the transactions contemplated in the Agreement earlier than expected.  In order to procure favorable financing for the First Phase, the Lender requires that Buyer form a new limited liability company to take title to the Land, Water Rights, and other property set forth in the Agreement.

Agreement

In consideration of the foregoing Recital which is incorporated herein by this reference and the covenants contained herein, the Parties agree as follows:

1.	“TR Bessemer, LLC” shall replace “Two Rivers Farms, LLC” as the Buyer as that term is utilized throughout the Agreement.

2.	The parties shall endeavor to close on the First Phase, as that term is defined in the First Amendment, on or before June 30, 2012.

3.
Section III of the Master Agreement entitled “Purchase of Water Rights” shall be amended as follows: Purchase of Water Rights.  R&S shall sell to Buyer all of R&S’s right, title and interest in and to the Water Rights associated with the Land which are represented by share certificates in the Bessemer Ditch Company (hereinafter “Bessemer”).  More specifically, ownership of the above-referenced Land purchased by Buyer comes with ownership of 146.4 shares in the Bessemer which shall be transferred to Buyer at Closing, in the form and manner customary for the transfer of Bessemer shares.  Seller agrees to cooperate and execute all necessary documentation for the transfer of said shares upon Closing or within three (3) days following Closing.   Seller represents and warrants that the 146.4 Bessemer share certificates are unencumbered except by the Bank’s current Senior Deeds of Trust which shall be released upon Closing.

4.
That portion of Sections 7.1 of Exhibit C1 and Exhibit C2 to the Master Agreement dealing with the title commitment insuring over the standard exceptions shall be amended to reflect the following: “The title insurance commitment shall not commit to delete or insure over the standard exceptions which relate to: parties in possession, (2) unrecorded easements, (3) survey matters, (4) unrecorded mechanics’ liens, (5) gap period (effective date of commitment to date deed is recorded), and (6) unpaid taxes, assessments and unredeemed tax sales prior to the year of Closing.”  All other portions of Section 7.1 of Exhibit C1 and Exhibit C2 to the Master Agreement shall remain unchanged.

5.
The First Phase of the Transaction shall also include Buyer’s assumption of the leases in effect at the time of execution of this Second Amendment wherein Seller leases farmland from third party lessors (the “Third Party Leases”).  At the time of execution of this Second Amendment Seller leases farmland from the following individuals and entities: Brian Mater, Dana Mauro, Dan Nue, Lucille Wilson, Disanti Land & Cattle, Anita Trujillo, Vineland Investment, and Chuck Dionisio.  Buyer shall assume the Third Party Leases and the Crops derived therefrom upon closing of the First Phase.

6.
Future Assurances.  From and after closing on the First Phase, the Parties agree to execute and deliver such other and further documents and agreements as may be requested by a Party to more fully implement and document the intent of the Parties as set forth in this Second Amendment.

7.
Survival.  Except as modified by this Second Amendment, all of the terms and conditions of the Agreement remain in full force and effect as currently stated therein and shall survive the closings of the First and Second Phases, if any.

SELLER:

R & S Dionisio Real Estate and Equipment, LLC, a Colorado limited liability company
By:  /s/ Russ Dionisio
Title:  Managing Member

Dionisio Produce & Farms, LLC a Colorado limited liability company
By:  Russ Dionisio
Title:  Managing Member

BUYER:

TR Bessemer, LLC
By:           /s/ Wayne Harding
Title:  Manager

TRWC, INC., a Colorado corporation d/b/a
Two Rivers Water Company
By:  /s/ Wayne Harding
Its:  CFO